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                                                      Exhibit 10.12


COASTAL INTERSTATE GAS COMPANY
A Subsidiary of the Coastal Corporation
PO Box 1087 - Colorado Springs, CO 80944 - 719/473/2300

August 28, 1996

Primero Gas Marketing Company
1000 Writer Square
1512 Larimer St.
Denver, CO 80202

RE: PICKETWIRE LATERAL

Ladies and Gentlemen:

This letter sets forth the agreement between Primero Gas Marketing Company ("Primero") and Colorado Interstate Gas Company ("CIG") with respect to firm transportation of Primero's gas received on CIG's Picketwire Lateral in Las Animas County, Colorado. For and in consideration of the mutual promises of the parties and other good and valuable consideration, Primero and CIG agree as follows:

1. As a condition to CIG constructing the Central Blending Facility, described in Section 6.6 of the proposed Firm Transportation Service Agreement ("FTSA") dated October 1, 1996 (CIG Contract No. 33125000), Primero shall execute the FTSA by September 6, 1996,

2. CIG shall verify the schedule of out-of-pocket expenses (detailed in Primero's letter dated July 18, 1996) incurred by Primero or any of its affiliates as part of the construction of the Picketwire Lateral and the Burro Canyon tap and meter station by September 20, 1996. CIG shall reimburse Primero for all of these out-of-pocket expenses, subject to the verification of the expenditures, up to a maximum of $225,000.

3. Primero shall immediately submit to CIG a firm transportation service request along with the appropriate fee for up to an additional 10,000 Dth per day from the Burro Canyon Point of Receipt. CIG shall then hold this request in abeyance. To assist Primero in its capacity planning, CIG shall advise
   Primero when either Amoco Energy Trading Company or Apache
   Canyon LLC, or their respective successors or assigns, contract with CIG for additional firm capacity from the Picketwire Lateral. CIG shall notify Primero when a request for firm capacity is received from any other party. This notification process shall not apply to capacity currently under negotiation (CIG has received two requests to begin negotiations for volumes of approximately 25,000 Dth per day in aggregate. These volumes are subject to change as the negotiation process proceeds). Primero will have the right to exercise this request, subject to available capacity, at the Approved Rate (but not the overrun rate) established for Primero's volumes under the FTSA. The Approved Rate is defined as Transporter's maximum rates under Rate Schedule TF-1 in the Tariff as of October 1, 1996, subject to refund.
   Should CIG's maximum TF-1 rate be above the Approved Rate at the time Primero seeks to increase its MDQ under this provision, Primero may elect to pay the maximum TF-1 rate for the


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Primero Gas Gathering Company
August 28, 1996
Page 2

   additional volumes provided no additional facilities are required by CIG to provide the service. Should Primero elect to pay the Approved Rate, Primero will have the same rights as a maximum rate shipper under Rate Schedule TF-1 for the additional volumes provided CIG is not receiving a higher rate than the Approved Rate from another party for service on the Picketwire Lateral at the time Primero elects to exercise its request. CIG's obligations under this paragraph shall cease once it has 40,000 Dth per day of firm capacity on the Picketwire Lateral (the current capacity of the Picketwire Lateral) under contract, including any new volumes of Primero's.


If the foregoing is acceptable to Primero, please signify by signing and returning one copy of this Letter Agreement to CIG.

                              Sincerely,

                              COLORADO INTERSTATE GAS COMPANY



                                 /s/ Donald J. Zinko
                              ---------------------------------------
                                 Donald J. Zinko
                                 Senior Vice President




Accepted and agreed to this

5th day of September, 1996.


PRIMERO GAS MARKETING COMPANY

By:  EVERGREEN OPERATING CORPORATION, MANAGER


By:    /s/ Mark S. Sexton
    -------------------------------

Name:   Mark S. Sexton
      -----------------------------

Title:  Director
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